Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of April 30, 2021 by and between Syneos Health, Inc., a Delaware corporation (the “Company”), Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., THL Executive Fund VII, L.P., THL Fund VII Coinvestment Partners, L.P., THL Equity Fund VII Investors (inVentiv), L.P., Thomas H. Lee Equity Fund VI (2019), L.P., THL Fund VI (2019) Coinvestment Partners, L.P., THL Managers VI, LLC and THL Managers VII, LLC (collectively, the “THL Funds”) and Double Eagle Investor Holdings, L.P. and Advent International GPE VIII-C Limited Partnership (together, the “Advent Funds”, and collectively with the THL Funds, the “Sellers”).

BACKGROUND

A.    The Sellers collectively beneficially own 19,873,462 shares of the Company’s Class A common stock, $0.01 par value per share (“Common Stock”);

B.    The Sellers intend to sell in an underwritten public offering (the “Public Offering”) a portion of their shares of Common Stock (such portion, the “Underwritten Shares”);

C.    The Sellers intend to sell to the Company, and the Company intends to purchase from the Sellers, in a private, non-underwritten transaction, a portion of the shares of Common Stock held by the Sellers at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”) if the Sellers sell shares in the Public Offering within the time frames referenced herein;

D.    The board of directors of the Company (the “Board”) has authorized a program effective January 1, 2021 to repurchase over a two-year period shares of Common Stock having an aggregate value of $300 million, from time to time in the open market, block trades or in privately negotiated transactions or a combination thereof as may be determined by management;

E.    The Company intends to use cash on hand to complete the Repurchase;

F.    The Company and the Sellers agree that the Repurchase is undertaken together with the Public Offering as part of an integrated plan to reduce each Seller’s interest in the Company, and the consummation of the Repurchase is contingent upon the consummation of the Public Offering.

AGREEMENT

1.	Repurchase.

(a)    Subject to the satisfaction of the terms and conditions set forth herein, each of the Sellers hereby agrees to sell, and the Company agrees to purchase from each of them, the number of shares of Common Stock as set forth on Schedule I hereto (the “Repurchase Shares”). The per share purchase price for each Repurchase Share shall be equal to the price at which the shares of Common Stock are sold in the Public Offering, less any underwriting discounts and commissions (the “Per Share Purchase Price”). At the Closing (as defined below), subject to the satisfaction of the terms and conditions set forth herein, each of the Sellers agrees to sell the Repurchase Shares to the Company, and the Company hereby agrees to purchase each such Repurchase Share from each of the Sellers at the Per Share Purchase Price.

(b)    The obligations of the Sellers to sell and the Company to purchase the Repurchase Shares shall be conditioned upon each of: (i) the execution of an underwriting agreement by and among the Company, the Sellers and the underwriter(s) named therein related to the Public Offering (the “Underwriting Agreement”) within four business days after the date hereof and (ii) the closing of the Public Offering immediately prior to the Repurchase pursuant to the Underwriting Agreement no later than ten business days from the date of the Underwriting Agreement.

(c)    The closing of the Repurchase (the “Closing”) shall occur immediately after the closing of the Public Offering, or at such other time or place after the Public Offering as may be agreed upon by the Company and the Sellers. At the Closing, the Sellers shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Repurchase Shares, as applicable, and the Company agrees to deliver to the Sellers an aggregate dollar amount equal to the product of the Per Share Purchase Price and the total number of Repurchase Shares by wire transfer of immediately available funds.

2.	Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a)    All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Company of this Agreement and for the purchase and receipt of the Repurchase Shares to be purchased by the Company hereunder, have been obtained; and the Company has full right, power and authority to enter into this Agreement and to purchase and receive the Repurchase Shares to be purchased by the Company hereunder.

(b)    The Company is a corporation duly organized and existing under the laws of the State of Delaware.

(c)    This Agreement has been duly authorized, executed and delivered by the Company.

(d)    The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or (iii) violate any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole or the ability of the Company to consummate the Repurchase, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement.

3.	Sellers Representations. In connection with the transactions contemplated hereby, each of the Sellers, severally and not jointly, represents and warrants to the Company that:

(a)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained; and such Seller have full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Seller hereunder.

(b)    This Agreement has been duly authorized, executed and delivered by such Seller.

(c)    The sale of the Repurchase Shares to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, or (ii) result in any violation of the provisions of any (x) organizational or similar documents pursuant to which such Seller was formed or (y) any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(d)    As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such Seller holds and will hold valid title to the Repurchase Shares, and hold and will hold such Repurchase Shares free and clear of all liens, encumbrances, equities or claims.

(e)    Such Seller (either individually or each together with its advisors) have such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase as such Seller has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Such Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Sellers in this Agreement.

4.	Termination. This Agreement shall automatically terminate and be of no further force and effect in the event that any of the conditions in paragraph 1(b) of this Agreement is not satisfied.

5.	Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile or electronic mail to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:
Syneos Health, Inc.
1030 Sync Street
Morrisville, North Carolina 27560
Attn: Jonathan Olefson

With a copy to (which shall not constitute notice):
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention: Keith Halverstam
Facsimile No: (212) 751-4864

To any THL Fund:
Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110
Attention: Shari Wolkon
Facsimile No: (617) 227-3514

With a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Alexander D. Lynch and Barbra J. Broudy
Facsimile No: (212) 310-8007

To any Advent Fund:
Advent International Corporation
800 Boylston Street
Boston, Massachusetts 02199
Attention: James Westra
Facsimile No: (617) 951-0566

With a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Alexander D. Lynch and Barbra J. Broudy
Facsimile No: (212) 310-8007

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.	Miscellaneous.

(a)    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)    Severability. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(c)    No Prior Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the parties hereto with respect to the subject matter hereof.

(d)    Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(e)    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of the Sellers and the Company and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

(f)    No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g)    Governing Law; Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties to this Agreement (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement in any other court, tribunal, forum or proceeding. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties to this Agreement agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h)    Remedies. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(i)    Amendment and Waiver. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Sellers and the Company. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(j)    Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(k)    Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(l)    This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(m)    Each of the Company and the Sellers shall bear their own expenses (other than reasonable fees of counsel, which shall be borne by the Company) in connection with the drafting, negotiation, execution and delivery of this Agreement.

[Signatures appear on following pages.]

Very truly yours,

SYNEOS HEALTH, INC.

By:	/s/ Jason Meggs
Name:	Jason Meggs
Title:	Chief Financial Officer

THOMAS H. LEE EQUITY FUND VII, L.P.
THOMAS H. LEE PARALLEL FUND VII, L.P.
THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.
THL EXECUTIVE FUND VII, L.P.
THL EQUITY FUND VII INVESTORS (INVENTIV), L.P.

By:	THL Equity Advisors VII, LLC, its General Partner
By:	Thomas H. Lee Partners, L.P., its Sole Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By: /s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL FUND VII COINVESTMENT PARTNERS, L.P.

By:	Thomas H. Lee Partners, L.P., its General Partner
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By: /s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THOMAS H. LEE EQUITY FUND VI (2019), L.P.

By:	THL Equity Advisors VI (2019), LLC, its General Partner
By:	Thomas H. Lee Partners, L.P., its Sole Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By: /s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL FUND VI (2019) COINVESTMENT PARTNERS, L.P.

By:	Thomas H. Lee Partners, L.P., its General Partner
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By: /s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL MANAGERS VI, LLC

By: /s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL MANAGERS VII, LLC

By: /s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

DOUBLE EAGLE INVESTOR HOLDINGS, L.P.

By:	Double Eagle GP, LLC, its General Partner
By:	Advent International Corporation, its Sole Member

By: /s/ Michael Ristaino
Name: Michael Ristaino
Title: Vice President of Finance – Fund Administration

ADVENT INTERNATIONAL GPE VIII-C LIMITED PARTNERSHIP

By: GPE VIII GP S.à r.l., its General Partner
By: Advent International GPE VIII, LLC, its Manager	/s/ Jarlyth Gibson
Jarlyth Gibson, Manager
By: Advent International Corporation, its Manager

By: /s/ Michael Ristaino
Name: Michael Ristaino
Title: Vice President of Finance – Fund Administration

SCHEDULE I

Total Number of Shares to be Sold
The Sellers:
Thomas H. Lee Equity Fund VII, L.P.	13,616
Thomas H. Lee Parallel Fund VII, L.P.	10,744
Thomas H. Lee Parallel (Cayman) Fund VII, L.P.	14,400
THL Executive Fund VII, L.P.	1,194
THL Fund VII Coinvestment Partners, L.P.	2,076
THL Equity Fund VII Investors (inVentiv), L.P.	88,824
Thomas H. Lee Equity Fund VI (2019), L.P.	50,992
THL Fund VI (2019) Coinvestment Partners, L.P.	1,446
THL Managers VI, LLC	30
THL Managers VII, LLC	12
Double Eagle Investor Holdings, L.P.	212,964
Advent International GPE VIII-C Limited Partnership	3,702

Total	400,000